EXHIBIT 24

POWER OF ATTORNEY

By executing this Power of Attorney (this “Power of Attorney”), the undersigned irrevocably makes, constitutes and appoints the Persons listed on Schedule A hereto (each such person, an “Agent”) as its true and lawful agents and attorneys in fact, with full power of substitution to the undersigned and full power and authority in the undersigned’s name, place and stead, to, in accordance with the instructions of the undersigned:

(1)	execute, sign, acknowledge, swear to, record and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer or director of Ralph Lauren Corporation (the “Company”), any and all Forms 3, 4 and 5 and amendments thereto required to be filed by the undersigned in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder with respect to the undersigned’s holdings of and transactions in the securities issued by the Company (the “Section 16 Reports”);
(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any Section 16 Reports and timely file such Section 16 Reports with the Securities and Exchange Commission and any stock exchange or similar authority, including completing and executing a Uniform Application for Access Codes to File on Edgar on Form ID; and
(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Agent, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Agent on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as may be approved in the discretion of the Agent.

The undersigned acknowledges and agrees that, provided that the Agents act in accordance with the instructions of the undersigned, neither the Agents nor any other person or entity has hereby assumed or shall be responsible for the undersigned’s responsibilities to comply with the requirements of Section 16 of the Exchange Act and any other applicable law.

This Power of Attorney does not authorize the Agent to dispose of any of the undersigned’s property. The Agent is only authorized to report transactions engaged in by the undersigned or other persons with appropriate authority.

This Power of Attorney shall not revoke any power of attorney that has been previously granted by the undersigned to any other person.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Section 16 Reports, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Agents. For clarity, this Power of Attorney shall not be deemed to be revoked by any power of attorney that may be granted by the undersigned to any other person after the date hereof, unless any such subsequent power of attorney specifically refers to this Power of Attorney by the date of execution of this Power of Attorney by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of July 27, 2022.

/s/ Debra Cupp
Debra Cupp

STATE OF WASHINGTON	)
) ss.:
COUNTY OF KING	)

On the 27th day of July, in the year 2022, before me, the undersigned, a Notary Public in and for said state, personally appeared Debra Cupp, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Jennifer Suzanne Beach
Notary Public

Jennifer Suzanne Beach
Notary Public
STATE OF WASHINGTON
22007904
Commission Expires 2-10-26

2

Avery Fischer has read the foregoing Power of Attorney and acknowledges his legal responsibilities with respect thereto.

IN WITNESS WHEREOF, Avery Fischer has executed this Power of Attorney as of August 3, 2022.

/s/ Avery Fischer
Avery Fischer

STATE OF NEW JERSEY	)
) ss.:
COUNTY OF ESSEX	)

On the 3rd day of August, in the year 2022, before me, the undersigned, a Notary Public in and for said state, personally appeared Avery Fischer, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Olga Costa
Notary Public

OLGA COSTA
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires 1/7/2025

3

Andreea Stan has read the foregoing Power of Attorney and acknowledges her legal responsibilities with respect thereto.

IN WITNESS WHEREOF, Andreea Stan has executed this Power of Attorney as of  August 3, 2022.

/s/ Andreea Stan
Andreea Stan

STATE OF NEW JERSEY	)
) ss.:
COUNTY OF ESSEX	)

On the 3rd day of August, in the year 2022, before me, the undersigned, a Notary Public in and for said state, personally appeared Andreea Stan, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Olga Costa
Notary Public

OLGA COSTA
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires 1/7/2025

4

Schedule A

1.	Avery Fischer, Chief Legal Officer & Secretary
2.	Andreea Stan, Head of Global Corporate, Securities & Intellectual Property

Schedule A